EXHIBIT 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Acceptance Insurance Companies Inc. of our report relating to the consolidated financial statements of the Redland Group, Inc. and subsidiaries which appears in the Current Report on Form 8-K of Acceptance Insurance Companies Inc. dated July 2, 1993. We also consent to the reference to us under the heading of "Experts" in the Prospectus which is a part of this Registration Statement.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Dallas, Texas
September 2, 1994